     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2001
                                                      REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               REPUBLIC OF SINGAPORE             NOT APPLICABLE
          (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)      IDENTIFICATION NO.)

                         60 WOODLANDS INDUSTRIAL PARK D,
                           STREET 2, SINGAPORE 738406
                                  (65) 362-2838
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

   CHARTERED SEMICONDUCTOR MANUFACTURING LTD EMPLOYEE SHARE PURCHASE PLAN 2001
                                       AND
     CHARTERED SEMICONDUCTOR MANUFACTURING LTD SHARE PURCHASE PLAN 2001 FOR
               EMPLOYEES OF SILICON MANUFACTURING PARTNERS PTE LTD
                            (FULL TITLE OF THE PLANS)

                              --------------------

                   CHARTERED SEMICONDUCTOR MANUFACTURING, INC.
                              1450 MCCANDLESS DRIVE
                               MILPITAS, CA 95035
                                 (408) 941-1100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                              --------------------
                                   COPIES TO:

           MICHAEL W. STURROCK, ESQ.             CHRISTINA ONG, ESQ.
                LATHAM & WATKINS                  TAN TZE GAY, ESQ.
                80 RAFFLES PLACE                  ALLEN & GLEDHILL
               #14-20 UOB PLAZA 2                 36 ROBINSON ROAD
                SINGAPORE 048624                  #18-01 CITY HOUSE
                 (65) 536-1161                    SINGAPORE 068877
                                                    (65) 225-1611

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING
         TO BE REGISTERED              REGISTERED(1)         SHARE(2)              PRICE(2)          AMOUNT OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value S$0.26 per
share(3) ............................   10,000,000               $2.58           $25,800,000                         $6,450
=================================================================================================================================

(1) The Chartered Semiconductor Manufacturing Ltd Employee Share Purchase Plan 2001 (the "CSM Purchase Plan") and the Chartered Semiconductor Manufacturing Ltd Share Purchase Plan 2001 for Employees of Silicon Manufacturing Partners Pte Ltd (the "SMP Purchase Plan," and together with the CSM Purchase Plan, the "Plans") each authorizes the issuance of a maximum of 10,000,000 Ordinary Shares of Chartered Semiconductor Manufacturing Ltd (the "Registrant") less the number of Ordinary Shares that are purchased by participants under the other Plan, on a share-for-share basis. This registration statement registers 10,000,000 Ordinary Shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the amount registered hereunder includes an indeterminate number of the Registrant's Ordinary Shares that may be issued in accordance with the provisions of the Plans in the event of any change in the capital of the Registrant, including a share split or a dividend payable in Ordinary Shares.
(2) For purposes of computing the registration fee only, pursuant to Rule 457(h)(1) under the Securities Act, the proposed Maximum Offering Price Per Share is based upon the average of the high and low trading prices (S$4.70) of the Registrant's Ordinary Shares as calculated on June 22, 2001 and an exchange rate of US$1.00 = S$1.8233.
(3) Ordinary Shares are represented by American Depositary Shares, which are evidenced by American Depositary Receipts. Each American Depositary Share represents the right to receive ten Ordinary Shares.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

         (a) The Registrant's annual report on Form 20-F filed with the Commission (File No. 000-27811) on March 21, 2001;

         (b) The description of the Registrant's Ordinary Shares contained in the Registrant's registration statement on Form 8-A filed with the Commission (File No. 000-27811) on October 26, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of amending such description; and

         (c) The Registrant's reports on Form 6-K filed with the Commission (File No. 000-27811) on April 4, 2001 and May 15, 2001.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Association provide that all of its directors, secretaries and other officers shall be indemnified by the Registrant against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto, including any liabilities in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as a director, secretary or other officer of the Registrant. The Articles of Association further provide that none of the Registrant's directors, secretaries or other officers shall be liable:

         - for the acts, receipts, neglects or defaults of any other director or officer,

         -        for joining in any receipt or other act for conformity,

         - for any loss or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Registrant,

         - for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested,

         - for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left, or

         - for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of their office or in relation thereto,

unless the same shall happen through their own negligence, wilful default, breach of duty or breach of trust.

         The indemnification provisions in the Articles of Association provide for indemnification of the Registrant's officers and directors to the maximum extent permitted under the Companies Act (Chapter 50) of Singapore.

         The Registrant has directors and officers insurance providing indemnification for certain of its directors, officers, affiliates and employees for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

         4.1      Memorandum and New Articles of Association of the Registrant
                  (incorporated by reference to Exhibit 3 to Amendment No. 2 to the Registration Statement on Form F-1 filed by the Registrant on October 25, 1999, as amended (Registration No. 333-88397)).

         4.2      Deposit Agreement dated November 4, 1999 by and among the
                  Registrant, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares evidenced by American
                  Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt)
                  (incorporated by reference to Exhibit 4 to the Registrant's report on Form 6-K filed on November 23, 1999 (File No.
                  000-27811)).

         4.3 Specimen certificate for ordinary shares (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registration Statement on Form F-1 filed by the Registrant on October 25, 1999, as amended (Registration No. 333-88397)).

         + 4.4    Chartered Semiconductor Manufacturing Ltd Share Purchase Plan
                  2001.

         + 4.5    Chartered Semiconductor Manufacturing Ltd Share Purchase Plan
                  2001 for Employees of Silicon Manufacturing Partners Pte Ltd.

         + 5      Opinion of Allen & Gledhill.

         + 23.1   Consent of KPMG.

         + 23.2   Consent of Allen & Gledhill (included in Exhibit 5).

         + 24     Power of Attorney with respect to the Registrant (see page S-1).

--------------
+   Filed herewith.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore, on this 26th day of June, 2001.

                     Chartered Semiconductor Manufacturing Ltd



                     By:                /s/ Chia Song Hwee
                        -------------------------------------------------------
                        Name:  Chia Song Hwee
                        Title: Senior Vice President, Chief Financial Officer
                               and Chief Administrative Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Barry Waite, Chia Song Hwee, Sum Soon Lim and Lim Ming Seong their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                Title                              Date
          ---------                                -----                              ----


    /s/ Ho Ching                          Chairman of the Board                   June 26, 2001
--------------------------------
          Ho Ching


    /s/ Lim Meng Seong                    Deputy Chairman of the Board            June 26, 2001
--------------------------------
        Lim Ming Seong

    /s/ Barry Waite                           President and Chief Executive Officer              June 26, 2001
--------------------------------              (principal executive officer)
        Barry Waite


    /s/ Chia Song Hwee                         Senior Vice President, Chief Financial            June 26, 2001
--------------------------------               Officer and Chief Administrative Officer
        Chia Song Hwee                         (principal financial and accounting
                                               officer)


    /s/ Sum Soon Lim                           Director                                          June 26, 2001
--------------------------------
        Sum Soon Lim


    /s/ James H. Van Tassel                    Director                                          June 26, 2001
--------------------------------
      James H. Van Tassel


    /s/ Aubrey C. Tobey                        Director                                          June 26, 2001
--------------------------------
       Aubrey C. Tobey


    /s/ Robert Edmund La Blanc                 Director                                          June 26, 2001
--------------------------------
     Robert Edmund La Blanc


    /s/ Andre Borrel                           Director                                          June 26, 2001
--------------------------------
      Andre Borrel


    /s/ Charles E. Thompson                    Director                                          June 26, 2001
--------------------------------
      Charles E. Thompson


    /s/ Koh Beng Seng                          Director                                          June 26, 2001
--------------------------------
       Koh Beng Seng


    /s/ Tsugio Makimoto                        Director                                          June 26, 2001
--------------------------------
       Tsugio Makimoto


    /s/ Larry James                            Authorized Representative in the United           June 26, 2001
--------------------------------               States
         Larry James

                                INDEX TO EXHIBITS

SEQUENTIALLY
  NUMBERED
  EXHIBIT                          DESCRIPTION
--------------    -----------------------------------------------------------------
           4.1    Memorandum and New Articles of Association of the Registrant
                  (incorporated by reference to Exhibit 3 to Amendment No. 2 to the Registration Statement on Form F-1 filed by the Registrant on October 25, 1999, as amended (Registration No. 333-88397)).
           4.2    Deposit Agreement dated November 4, 1999 by and among the
                  Registrant, Citibank, N.A. and the holders and beneficial
                  owners of American Depositary Shares evidenced by American
                  Depositary Receipts issued thereunder (including as an
                  exhibit, the form of American Depositary Receipt)
                  (incorporated by reference to Exhibit 4 to the Registrant's report on Form 6-K filed on November 23, 1999 (File No.
                  000-27811)).
           4.3    Specimen certificate for ordinary shares (incorporated by
                  reference to Exhibit 4.2 to Amendment No. 2 to the
                  Registration Statement on Form F-1 filed by the Registrant on
                  October 25, 1999, as amended (Registration No. 333-88397)).
          +4.4    Chartered Semiconductor Manufacturing Ltd Employee Share
                  Purchase Plan 2001.
          +4.5    Chartered Semiconductor Manufacturing Ltd Share Purchase Plan
                  2001 for Employees of Silicon Manufacturing Partners Pte Ltd.
           + 5    Opinion of Allen & Gledhill.
         +23.1    Consent of KPMG.
         +23.2    Consent of Allen & Gledhill (included in Exhibit 5).
           +24    Power of Attorney with respect to the Registrant (see page S-1).

--------------
+   Filed herewith.